Exhibit 99.1

Summary of Options Subject to Acceleration

	Aggregate number of	Weighted average
	shares issuable	exercise price per
	upon accelerated	share
	stock options
Executive officers	213,750	$34.18
All other employees	408,452	$36.53
Total	622,202	$35.72